Exhibit 10.35

CEOLIVE INVESTOR MEDIA PROGRAM

December 5th, 2016 to March 5th, 2017

TRILOGY MEDIA PARTNERS, INC.

10524 Moss Park Dr Ste 204-660

Orlando,FL 32832

(A company, hereinafter referred to as "CONSULTANTS"),

and;

PACIFIC GREEN TECHNOLOGIES, INC.
5205 Prospect Road
Suite 135-226
San Jose, CA 95129

(Hereinafter referred to as “COMPANY”)

Collectively CONSULTANTS and COMPANY hereinafter referred to as "the Parties". WITNESSETH:

WHEREAS, CONSULTANTS reside in Florida with significant knowledge of the area of Public Relations and Investor Relations, Video Production & Marketing, Investor Awareness and Audience Targeting.

WHEREAS, COMPANY desires to increase investor awareness and visibility of the stock, PACIFIC GREEN TECHNOLOGIES, INC. with respect to the capital markets community.

WHEREAS, CONSULTANTS are willing to accept COMPANY as a client.

WHEREAS, COMPANY requires the services and desires to retain CONSULTANTS to provide such services as an independent contractors, and CONSULTANTS are agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

AGREEMENT

1. Appointment. COMPANY hereby appoints and engages CONSULTANTS and hereby retains CONSULTANTS upon the terms and conditions of this Consulting Agreement. CONSULTANTS accept such appointment and agrees to use his/her “best efforts” to perform the services upon the terms and conditions of said Consulting Agreement.

2. Engagement. COMPANY engages CONSULTANTS to advise COMPANY as further described below and subject to the further provisions of this Consulting Agreement.

3. Authority and Description Of Services. During the term of this Agreement CONSULTANTS shall furnish comprehensive Digital Investor Relations, Investor Audience Building, Content Marketing, Investor Social Media management services on a daily basis as part of the CEOLIVE.TV INVESTOR MEDIA Service. Said professional services and advice shall relate to those services, items and/or subjects described in the first full paragraph of the first page of this document wherein

4. Duties of CONSULTANTS. The Parties agree that the duties of CONSULTANTS are as follows:

a.	CONSULTANTS shall act, generally, as an advisor, to COMPANY with respect to providing strategic consulting in the areas of Investor Relations, Public Relations and Marketing for the COMPANY with specific emphasis given to the execution of such strategies on the Web. The object is to increase awareness of COMPANY and its brand(s) in the general market place and among investor audiences specifically.

b.	CONSULTANTS shall supply company with the following digital media products and services which comprise the “deliverables” on an initial and ongoing basis during the course of the INVESTOR MEDIA & AUDIENCE CAMPAIGN for which CONSULTANT is retained:

1. SHAREHOLDER VIDEOS

4 Investor Infomercials (1-2 min.)
Video News Releases
CEO Interviews
Video Production / Graphics, B-Roll, Editing / Editorial Strategy

2. TARGETED FINANCIAL AUDIENCE SOCIAL ADS

Estimated Traffic
YouTube Ads	● 3000-500+ views / video
● 10K-15K impressions
Estimated Traffic
Facebook Ads	● 3000+ targeted views
● 5K-10K impressions
Estimated Traffic
Twitter Ads	● Add 1,000 Twitter followers to your account
● DM Interview to Stock Market Pros Group (25K+ Active Traders)
Estimated Traffic
Twitter/LinkedIn	● Add 1,000 Twitter followers to your account
● DM Interview to Stock Market Pros Group (25K+ Active Traders)

SEO /	● Website Traffic: Drive targeted traffic (1500-2000 unique visits/day)
Audience*	● Twitter Audience: Build keyword-targeted Twitter Followers
Booster	● Facebook Page Audience: Build keyword-targeted Fanpage Likes

3. CEOLIVE DISTRIBUTION

●	Approx. 23,822 Financial Professionals List (Stock Brokers: Can get breakdown of the BD's and counts. We get this from Discovery Data through a recruiter connection. We stick to the smaller independent brokers.)

●	14,990 Stock Market Pros List (Traders & Investors)

●	3,617 Investor email subscribers on ceolive.tv

●	200+ Facebook Invite Only Investor Groups

●	45,000+ Twitter followers in our primary accounts: @mikeelliott, @ceolive, @ts_elliott (all these accounts average well over 5000 impressions each per day)

●	Syndicate to Barchart.com

4. ENHANCED INVESTOR OUTREACH

●	Cultivate a grassroots network of believers in the long term story and potential of the company.

●	Create engaging media through video interviews, articles and posts

●	Daily “Conversation Starters” (Interactive multi-media posts on Twitter, Facebook, LinkedIn, Instagram)

●	Daily posting on 15+ Skype Trader Groups - Invite Only

●	Press Release through MarketWired on day of video release.

●	Targeted Ads on YouTube and Facebook run daily for 30 days.

●	Create dialogue with existing shareholders and new through social media and iHub

●	Create Investor Media Kit

●	Share Investor Media Kit with Broker and Investor Lists

●	Set up Investor Message Boards if not already established.

5. Term Of Agreement. This agreement shall become effective December 5th, 2016 and remain in effect for a period of 3 months and must be renewed in writing by both COMPANY and CONSULTANTS if desired.

a.	Either party may terminate this agreement, without cause, upon a thirty (30) days prior written notice.

6. Duties of CONSULTANTS. The Parties agree that the duties of CONSULTANTS are as follows:

a.	CONSULTANTS shall act, generally, as an advisor, to COMPANY with respect to providing strategic consulting in the areas of Investor Relations, Public Relations and Marketing for the COMPANY with specific emphasis given to the execution of such strategies on the Web. The object is to increase awareness of COMPANY and its brand(s) in the general marketplace and among investor audiences specifically.

7. Duties Of COMPANY. The Parties agree that the duties of COMPANY are as follows:

a.	COMPANY shall supply CONSULTANTS, on a regular and timely basis with all approved data and information about COMPANY, its management, its products, and its operations.

b.	In that CONSULTANTS relies on information provided by COMPANY for a substantial part of its efforts, COMPANY must represent that said information is not false.

8. Payment.

a.	Company agrees to pay a total fee of $10,000 cash via wire transfer for the 3 month contract.

b.	The first installment of $5,000 will be made upon receipt of invoice from CONSULTANTS, and the remaining balance of $5,000 in 30 days from receipt of first payment.

9. Entire Agreement. This Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing signed by both parties.

10. Disclaimer. CONSULTANTS expressly agree only to be bound by “best efforts” and it is further understood that this Agreement is not to be construed in any way as performance based.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement on this 5th day of December 2016.

For and on behalf of:

TRILOGY MEDIA PARTNERS, INC.

By
MICHAEL ELLIOTT

PACIFIC GREEN TECHNOLOGIES, INC.

By

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